SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current Report
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported): May 22,1998

                          Alydaar Software Corporation
             (Exact name of registrant as specified in its charter)

                                 North Carolina
                 (State or Other Jurisdiction of Incorporation)

                   0-22325                             87-0399301
          (Commission File Number)       (I.R.S. Employer Identification No.)

                2101 Rexford Road, Suite 250 West, Charlotte, NC 28211
              (Address and zip code of principal executive offices)

                                  704-365-2324
                         (Registrant's telephone Number)



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ITEM 5.  Other Matters

         At Registrant's annual meeting held on May 22, 1998, shareholders approved, by the requisite majority, the following proposals:

         a. An increase in the number of Directors from three to five and an increase in the number of directorships available to nine.

         b. Approval of the 1997 Employee Stock Purchase Plan.

         c. Ratification and approval of increases of the number of shares of the Company's Common Stock available for issuance under the Alydaar Software Corporation Omnibus Stock Plan.

         d. An amendment to the Company's Articles of Incorporation to increase the amount of authorized Common Stock from 20,000,000 shares to 50,000,000 shares.

         e. Ratification of the selection and appointment by the Company's Board of Directors of Holtz Rubenstein & Co. LLP, as the Company's independent certified public accountants and as auditors for the Company for the year ending December 31, 1998.



         Shareholders also elected the following directors:

                  a.       Robert F. Gruder

                  b.       V. Hollis Scott

                  c.       Thomas J. Dudchik

                  d.       J. Alex McMillan

                  e.       John McCarthy



         Also, on May 22, 1998 the Board of Directors approved the appointment of Frank G. Milligan to serve as the Company's President. Robert F. Gruder will continue to serve as Chairman of the Board and Chief Executive Officer.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    Alydaar Software Corporation
                                    (Registrant)

                                    By: /s/ V. Hollis Scott
                                        V. Hollis Scott, Chief Financial Officer


DATED: May 26, 1998

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